Exhibit 99.1

Farmer Brothers Draws Down on Revolving Credit Facility to Enhance Financial Flexibility

NORTHLAKE, Texas, April 29, 2020 -- Farmer Bros. Co. (NASDAQ:FARM) (the “Company”) today announced that it has drawn down $34.0 million on its $125.0 million revolving credit facility, bringing the total amount outstanding to $122.0 million of revolving loans and $2.3 million of outstanding letters of credit. This is a proactive measure to increase the Company’s cash position and preserve financial flexibility.

Deverl Maserang, President and Chief Executive Officer of Farmer Brothers, said, “We remain focused on taking actions to support the long-term sustainability of our business as we continue to navigate the evolving COVID-19 situation. In addition to the steps we have already taken to eliminate discretionary expenses and reduce capital expenditures, we are accessing additional funds through our credit facility as a precautionary measure to maintain our financial flexibility. This will also allow us to accelerate the continued rebalancing of our manufacturing across our network and reduce costs long-term. We are committed to serving our customers as we prioritize the health and safety of our employees, and we continue to believe that our turnaround strategy and five key initiatives provide a strong foundation for Farmer Brothers to overcome near-term challenges and emerge better and stronger.”

Subsequent to the borrowing, the Company had over $65.0 million of cash and cash equivalents. In accordance with the terms of the credit facility, the proceeds from the draw down may be used for general corporate purposes. Borrowings under the credit facility mature in November of 2023, and the Company may prepay amounts borrowed any time without premium or penalty (subject to customary break funding expenses, if any).

About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of $595.9 million in fiscal 2019. The Company’ s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those in forward looking statements include, but are not limited to, the extent and duration of the disruption to our business and our customers related to the COVID-19 pandemic, levels of consumer confidence in national and local economic business conditions, the duration and magnitude of the pandemic’s impact on unemployment rates, the success of the Company’s strategy to recover from the effects of the pandemic, the Company’s use of proceeds from the borrowings under the credit facility, the timing and success of our turnaround strategy, five key initiatives and DSD restructuring plan, the impact of capital improvement projects, the adequacy and availability of capital resources to fund the Company’s existing and planned business operations and the Company’s capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the ability of the Company to retain and/or attract qualified employees, the success of the Company’s adaptation to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength and stability of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in our filings with the SEC.

These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contact:
Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish
212-355-4449